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                                                                     EXHIBIT 5.1

                                [WSGR LETTERHEAD]

                                  May 17, 2001


Storage Technology Corporation
One StorageTek Drive
Louisville, Colorado 80028-4309

        Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Storage Technology Corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about May 17, 2001 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 100,000 shares of your Common Stock, $0.10 par value (the "Shares"), reserved for issuance in connection with the Storage Technology Corporation Deferred Compensation Plan, as in effect on the date hereof (the "Deferred Compensation Plan"), and (ii) the Prospectus that relates to the Deferred Compensation Plan (the "Prospectus"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the shares by the Company under the Deferred Compensation Plan.

        It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectus, and the Deferred Compensation Plan, the shares will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectus, and any subsequent amendment thereto.


                                    Very truly yours,

                                    WILSON, SONSINI, GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ WILSON, SONSINI, GOODRICH & ROSATI, P.C.